Exhibit 5.1

TROUTMAN SANDERS LLP Attorneys at Law Bank of America Plaza 600 Peachtree Street, NE Suite 5200 Atlanta, Georgia 30308-2216 404.885.3000 telephone 404.885.3900 facsimile troutmansanders.com

February 26, 2016

Georgia Power Company
241 Ralph McGill Blvd, N.E.
Atlanta, Georgia 30308

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel to Georgia Power Company (the “Company”) in connection with the preparation of a Registration Statement on Form S-3, including a prospectus, filed with the Securities and Exchange Commission (the “Commission”) on February 26, 2016 (the “Registration Statement”) for the registration under the Securities Act of 1933, as amended (the “Act”), of (1) Class A Preferred Stock (the “Class A Preferred Stock”) to be issued by the Company, (2) Preference Stock (the “Preference Stock”) to be issued by the Company, (3) Depositary Preference Shares, each representing a fraction of a share of Preference Stock (the “Depositary Preference Shares”) to be issued by the Company, (4) Senior Notes (the “Senior Notes”) to be issued by the Company and (5) Junior Subordinated Notes (“Junior Subordinated Notes”) to be issued by the Company. The Senior Notes will be issued pursuant to the Senior Note Indenture, dated as of January 1, 1998, as supplemented, between the Company and Wells Fargo Bank, National Association (as successor to The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank))), as trustee (the “Senior Note Indenture”), and the Junior Subordinated Notes will be issued pursuant to the Subordinated Note Indenture to be entered into between the Company and the trustee named in the Subordinated Note Indenture establishing the Junior Subordinated Notes of each series (the “Subordinated Note Indenture”), in each case in the respective forms filed as exhibits to the Registration Statement. Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Registration Statement.

In rendering this opinion, we have examined the Registration Statement and copies of the Company’s Charter, as heretofore amended (the “Charter”), and By-laws. We have also reviewed minutes of proceedings of the Board of Directors of the Company, the Senior Note Indenture, the form of Subordinated Note Indenture and such other documents as we have deemed necessary for purposes of this opinion. In such examinations, we have assumed the genuineness of all signatures on all original documents, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all copies submitted to us, the authenticity of the originals of documents submitted to us as copies and the due execution and delivery of all documents where due execution and delivery are prerequisite to the effectiveness thereof.

ATLANTA BEIJING CHARLOTTE CHICAGO HONG KONG NEW YORK ORANGE COUNTY PORTLAND
RALEIGH RICHMOND SAN DIEGO SAN FRANCISCO SHANGHAI TYSONS CORNER VIRGINIA BEACH WASHINGTON, DC

Georgia Power Company
February 26, 2016

We are of the opinion that:

(1) The Company is validly existing as a corporation under the laws of the State of Georgia and has due corporate power and authority to create the obligations arising under the Class A Preferred Stock, the Preference Stock, the Depositary Preference Shares, the Senior Notes and the Junior Subordinated Notes (collectively, the “Securities”).

(2) Upon compliance with the pertinent provisions of the Act and the Trust Indenture Act of 1939, as amended, upon compliance with applicable securities or blue sky laws of various jurisdictions, and upon the adoption of appropriate resolutions by the Board of Directors of the Company or a duly authorized committee thereof, when the Class A Preferred Stock, the Preference Stock, the Depositary Preference Shares, the Senior Notes and the Junior Subordinated Notes each have been issued and sold upon the terms specified in an appropriate order of the Georgia Public Service Commission:

(a) Upon the filing of articles of amendment to Charter in the Office of the Secretary of State of the State of Georgia establishing the rights and preferences of such series of Class A Preferred Stock, and when certificates for such Class A Preferred Stock have been executed, countersigned and registered in accordance with such resolutions of the Board of Directors or a duly authorized committee thereof and the By-Laws of the Company, such shares of Class A Preferred Stock will be legally issued, fully paid and non-assessable shares of the Company and the holders thereof will be entitled to all the rights and preferences to be set forth in the Charter, as amended.

(b) Upon the filing of articles of amendment to the Charter in the Office of the Secretary of State of the State of Georgia establishing the rights and preferences of such series of Preference Stock, and when certificates for such Preference Stock have been executed, countersigned and registered in accordance with such resolutions of the Board of Directors or a duly authorized committee thereof and the By-Laws of the Company, such shares of Preference Stock will be legally issued, fully paid and non-assessable shares of the Company and the holders thereof will be entitled to all the rights and preferences to be set forth in the Charter, as amended.

(c) Upon due authorization, execution and delivery of the Deposit Agreement pursuant to which Depositary Receipts evidencing the Depositary Shares are to be issued, upon the delivery to the Depositary of duly authorized and validly issued Preference Stock which is represented by the Depositary Shares and upon the Depositary Receipts evidencing the Depositary Shares being duly issued against deposit of the Preference Stock in accordance with the Deposit Agreement, the Depositary Shares will be valid, binding and legal obligations of the Company, except as may be limited or otherwise affected by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general principles of equity, whether considered in a proceeding at law or in equity, and the Depositary Receipts will be legally issued and will entitle the holders to the rights in respect of the Depositary Shares and the

Georgia Power Company
February 26, 2016

Preference Stock represented thereby specified in such Depositary Receipts and the Deposit Agreement.

(d) When any supplemental indenture to the Senior Note Indenture to be entered into in connection with the issuance of the Senior Notes and the Subordinated Note Indenture and any supplemental indenture to be entered into in connection with the issuance of the Junior Subordinated Notes, as the case may be, have been duly executed and delivered by the proper officers of the Company and the trustees named therein, and when the Senior Notes and the Junior Subordinated Notes have been executed, authenticated and delivered against payment thereof in accordance with the terms of the Senior Note Indenture and the Subordinated Note Indenture, as the case may be, the Senior Notes and the Junior Subordinated Notes will be valid, binding and legal obligations of the Company, except as may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general principles of equity, whether considered in a proceeding at law or in equity.

In rendering the foregoing opinions, with respect to matters of New York law, we have relied on the opinion of Hunton & Williams LLP attached hereto as Annex I.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Security, (i) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded, (ii) there shall not have occurred any change in law affecting the validity or enforceability of such Security, (iii) each of the Senior Note Indenture and the Subordinated Note Indenture will be the valid and legally binding obligation of the trustees named therein and (iv) the Deposit Agreement will be the valid and legally binding obligation of the depositary named therein. We have also assumed that none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

The attorneys in this firm that are rendering this opinion are members of the State Bar of Georgia and we do not express any opinion herein concerning any law other than the law of the State of Georgia, the federal law of the United States of America and, to the extent set forth herein, the law of the State of New York.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the statements with respect to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Georgia Power Company
February 26, 2016

This opinion may not be relied upon, furnished or quoted by you for any other purpose, without our prior written consent.

Very truly yours,

/s/ Troutman Sanders LLP

Annex I

Hunton & Williams LLP 200 Park Avenue New York, NY 10166-0005 Tel 212 309 1000 Fax 212 309 1100
File No: 79424.000025

February 26, 2016

Troutman Sanders LLP
600 Peachtree Street, N.E.
Suite 5200
Atlanta, Georgia 30308

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel to the prospective underwriters in connection with the preparation of a Registration Statement on Form S-3, including a prospectus, filed with the Securities and Exchange Commission (the “Commission”) on February 26, 2016 (the “Registration Statement”), for the registration under the Securities Act of 1933, as amended (the “Act”), of (1) Class A Preferred Stock to be issued by Georgia Power Company (the “Company”), (2) Preference Stock (the “Preference Stock”) to be issued by the Company, (3) Preference Stock to be issued by the Company and Depositary Preference Shares, each representing a fraction of a share of Preference Stock, (4) Senior Notes (the “Senior Notes”) to be issued by the Company, and (5) Junior Subordinated Notes (the “Junior Subordinated Notes”) to be issued by the Company. The Senior Notes will be issued pursuant to the Senior Note Indenture, dated as of January 1, 1998, as supplemented, between the Company and Wells Fargo Bank, National Association (as successor to The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank))), as trustee (the “Senior Note Indenture”), and the Junior Subordinated Notes will be issued pursuant to the Subordinated Note Indenture to be entered into between the Company and the trustee named in the Subordinated Note Indenture establishing the Junior Subordinated Notes of each series (the
“Subordinated Note Indenture”), in each case in the respective forms filed as exhibits to the Registration Statement.

In rendering this opinion, we have examined the Registration Statement and such other documents as we have deemed necessary for purposes of this opinion. In such examinations, we have assumed the genuineness of all signatures on all original documents, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all copies submitted to us, the authenticity of the originals of documents submitted to us as copies and the due execution and delivery of all documents where due execution and delivery are prerequisite to the effectiveness thereof.

ATLANTA AUSTIN BANGKOK BEIJING BRUSSELS CHARLOTTE DALLAS HOUSTON LONDON LOS ANGELES

McLEAN MIAMI NEW YORK NORFOLK RALEIGH RICHMOND SAN FRANCISCO TOKYO WASHINGTON
www.hunton.com

Troutman Sanders LLP
February 26, 2016

We are of the opinion that, upon compliance with the pertinent provisions of the Act and the Trust Indenture Act of 1939, as amended, upon compliance with applicable securities or blue sky laws of various jurisdictions, and upon the adoption of appropriate resolutions by the Board of Directors of the Company or a duly authorized committee thereof, when the Junior Subordinated Notes and the Senior Notes have been issued and sold upon the terms specified in an appropriate order of the Georgia Public Service Commission, when the Subordinated Note Indenture and any supplemental indenture to be entered into in connection with the issuance of the Junior Subordinated Notes and the Senior Notes, as the case may be, have been duly executed and delivered by the proper officers of the Company and the trustees named therein, and when the Junior Subordinated Notes and the Senior Notes have been executed, authenticated and delivered against payment therefor in accordance with the terms of the Subordinated Note Indenture and the Senior Note Indenture, as the case may be, the Junior Subordinated Notes and the Senior Notes will be valid, binding and legal obligations of the Company, except as may be limited or otherwise affected by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general principles of equity, whether considered in a proceeding at law or in equity.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded, (ii) there shall not have occurred any change in law affecting the validity or enforceability of such security and (iii) each of the Subordinated Note Indenture and the Senior Note Indenture will be the valid and legally binding obligation of the trustees named therein. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

We do not express any opinion concerning any law other than the law of the State of New York.

    This opinion is furnished for your benefit in connection with your rendering an opinion to the Company to be filed as Exhibit 5.1 to the Registration Statement and we hereby consent to your attaching this opinion as an annex to such opinion. In giving the foregoing consent, we do

Troutman Sanders LLP
February 26, 2016

not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. This opinion may not be relied upon, furnished or quoted by you for any other purpose, without our prior written consent.

Very truly yours,

/s/ Hunton & Williams LLP

13934/13937/08408